GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

This rider is part of Your contract. All definitions, provisions, and exceptions of the contract apply to this rider unless specifically changed by this rider. This rider is available only if the Owner(s) and Covered
Lives meet Our rider eligibility guidelines.

The rider effective date is shown on the Data Page. In the event of a conflict between any provision in this rider and the contract, the provisions of this rider will control. The initial charge for this rider is shown on the Data Page. You may terminate this rider any time after it has been in force for five full Contract Years.

RIDER BENEFITS

This rider guarantees that You may take certain Withdrawals in each Contract Year regardless of Your contract's accumulated value, subject to the terms and conditions of this rider. The purpose of the guaranteed minimum withdrawal benefit provided under this rider is to provide security through available Withdrawals. The guaranteed minimum withdrawal benefit will terminate upon assignment or a change in ownership of the contract unless the new assignee or Owner meets the qualifications specified in the COVERED LIFE CHANGE provision of this rider.

DEFINITIONS

COVERED LIFE or COVERED LIVES are the natural person(s) upon whose lives the Withdrawal
Benefit Payments of this rider are based. There can be no more than two Covered Lives.

EXCESS WITHDRAWAL is the portion of a Withdrawal that exceeds the applicable Withdrawal
Benefit Payment.

OWNER is the person, including any Joint Owner, who owns all rights and privileges of this rider. If the Owner is not a natural person, for purposes of this rider, the term "Owner" shall mean the
Annuitant(s).

REMAINING WITHDRAWAL BENEFIT BASE (also referred to as For Life Remaining Withdrawal
Benefit Base and Investment Back Remaining Withdrawal Benefit Base) is the total amount that is available for future Withdrawal Benefit Payments.

SPOUSE is the person recognized as the Owner's Spouse and eligible to make a spousal election under federal tax laws.

WITHDRAWAL is any partial surrender of the contract accumulated value (including Surrender
Charges, if the partial surrender exceeds the Free Surrender Amount) and/or any partial annuitization of the contract.

WITHDRAWAL BENEFIT BASE (also referred to as For Life Withdrawal Benefit Base and
Investment Back Withdrawal Benefit Base) is the amount on which a Withdrawal Benefit Payment is based.

WITHDRAWAL BENEFIT PAYMENT (also referred to as For Life Withdrawal Benefit Payment and
Investment Back Benefit Payment) is any amount guaranteed to be available for Withdrawal each
Contract Year.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)

This rider provides for two separate guaranteed minimum withdrawal options. You may take "Investment Back" Withdrawal Benefit Payments or "For Life" Withdrawal Benefit Payments.

1. The "Investment Back" Withdrawal Benefit Payment is available immediately and guarantees that You may take Withdrawals up to 7% annually of the Investment Back Withdrawal Benefit
Base. The Investment Back withdrawal option continues until the Investment Back Remaining
Withdrawal Benefit Base is zero.

2 . The "For Life" Withdrawal Benefit Payment guarantees that You may take Withdrawals, up to
an annual percentage of the For Life Withdrawal Benefit Base, on and after the Contract     Anniversary following the date the oldest Owner attains age 59 ½. The annual percentage is     based on "Single Life" unless You have elected "Joint Life" For Life Withdrawal Benefit Payments     as described in FOR LIFE WITHDRAWAL OPTION - "SINGLE LIFE" AND "JOINT LIFE" WITHDRAWAL     BENEFIT PAYMENTS. When calculating the For Life withdrawal option, all Withdrawals taken     prior to the Contract Anniversary following the date the oldest Owner attains age 59 ½ are     treated as Excess Withdrawals.

You are not required to take Withdrawals, except as described in EFFECT ON RIDER BENEFITS IF
CONTRACT ACCUMULATED VALUE IS ZERO. You may take Withdrawals when, and in any amount,
You desire subject to the Minimum Unscheduled Partial Surrender amount shown on the Data Page.
Anytime You take a Withdrawal, We adjust the Withdrawal Benefit Payment, the Withdrawal Benefit Base, and the Remaining Withdrawal Benefit Base associated with each of the For Life and Investment Back withdrawal options, as described in WITHDRAWAL BENEFIT PAYMENT CALCULATION, WITHDRAWAL BENEFIT BASE CALCULATION, and REMAINING WITHDRAWAL BENEFIT BASE CALCULATION. Withdrawals are deducted from the Investment Options in the same proportion as Your current premium payment allocations unless You direct otherwise.

Note: Although this rider does not restrict Your Withdrawal rights under the contract, You need to know that the amount of Withdrawals that exceed either, or both, the For Life or the Investment Back
Withdrawal Benefit Payments have a negative effect on this rider's value as described in EFFECT
OF EXCESS WITHDRAWALS ON RIDER BENEFITS.

FOR LIFE WITHDRAWAL OPTION - "SINGLE LIFE" AND "JOINT LIFE" WITHDRAWAL BENEFIT
PAYMENTS

"Single Life" For Life Withdrawal Benefit Payments

The For Life Withdrawal Benefit Payments under this rider are automatically calculated as "Single Life", meaning based on one Covered Life. To be eligible for "Single Life" Withdrawal Benefit Payments, the
Covered Life:

1 . must be either:
a. the Owner if there is only one Owner; or
b. the youngest Joint Owner if there are Joint Owners; and

2 . must meet Our rider eligibility guidelines on the date named as a Covered Life.

"Single Life" Withdrawal Benefit Payments continue until the earlier of:

1 . the death of the first Owner to die; or

2 . the For Life Withdrawal Benefit Base is zero.

The "Single Life" Withdrawal Benefit Payment percentage is locked in as of the date of Your first
Withdrawal and is set out in the table on the Data Page.

"Joint Life" For Life Withdrawal Benefit Payments

Anytime on or before Your first Withdrawal, You may elect to take For Life Withdrawal Benefit Payments on a "Joint Life" basis, meaning based on two Covered Lives. You may only elect "Joint Life" Withdrawal
Benefit Payments if there are two eligible Covered Lives. The "Joint Life" election is not available if the
Owner is not a natural person.

In order to be eligible for "Joint Life" Withdrawal Benefit Payments, the Covered Lives:

1 . must be either:

a. if there is only one Owner, the Owner and the Owner's Spouse, provided the Spouse	is named as a primary beneficiary; or
b. the Joint Owners, provided the Joint Owners are each other's Spouse; and

2 . must meet Our rider eligibility guidelines on the date named as Covered Lives.

"Joint Life" Withdrawal Benefit Payments continue until the earlier of:

1 . the death of the last Covered Life to die, or

2 . the For Life Withdrawal Benefit Base is zero.

The "Joint Life" Withdrawal Benefit Payment percentage is locked in as of the date of Your first
Withdrawal and is set out in the table on the Data Page.

Note: The For Life Withdrawal Benefit Payment will always be based on "Single Life" unless You notify us that You are electing "Joint Life" Withdrawal Benefit Payments and You are eligible to make a "Joint
Life" election. At the time You take Your first Withdrawal, regardless of whether that Withdrawal is deemed an Investment Back Withdrawal Benefit Payment or a For Life Withdrawal Benefit
Payment, Your For Life Withdrawal Benefit Payment is locked in as either "Single Life" or "Joint Life", whichever is applicable. You may not change Your For Life Withdrawal Benefit Payment election after You have taken a Withdrawal.

EFFECT ON RIDER BENEFITS IF CONTRACT ACCUMULATED VALUE IS ZERO

If Your contract accumulated value is zero and rider benefits are available:

1 . You must elect either the For Life withdrawal option (if the For Life Withdrawal Benefit Base
is greater than zero) or the Investment Back withdrawal option (if the Investment Back     Remaining Withdrawal Benefit Base is greater than zero). If You elect the For Life withdrawal     option, the For Life Withdrawal Benefit Payment will be based on "Single Life" or "Joint Life" as     described in FOR LIFE WITHDRWAL OPTION - "SINGLE LIFE AND "JOINT LIFE" WITHDRAWAL     BENEFIT PAYMENTS. You may elect the frequency of Your Withdrawal Benefit Payment on a     schedule that is acceptable to Us.

2 . After You elect either the For Life or the Investment Back withdrawal option, You will
continue to receive the applicable Withdrawal Benefit Payment under this rider according to the     rider terms, but all other rights and benefits under this rider and the contract, including death     benefits and the ability to make additional premium payments, will cease.

WITHDRAWAL BENEFIT PAYMENT CALCULATION

We calculate the Withdrawal Benefit Payments on the rider effective date and on each Contract
Anniversary thereafter.

The Investment Back Withdrawal Benefit Payment is calculated as 7% of the Investment Back Withdrawal Benefit Base.

The For Life Withdrawal Benefit Payment is calculated as a fixed percentage of the For Life Withdrawal
Benefit Base. The For Life Withdrawal Benefit Payment percentage is locked in as of the date of Your first Withdrawal regardless of whether that Withdrawal is deemed an Investment Back Withdrawal Benefit Payment or a For Life Withdrawal Benefit Payment as set out in the tables on the Data Page, and is automatically based on "Single Life" unless You are eligible and elect "Joint Life".

You are not required to take a Withdrawal of any or all of a Withdrawal Benefit Payment in a Contract
Year. If You do not take an available Withdrawal Benefit Payment in a Contract Year, that remaining
Withdrawal Benefit Payment does not carry over to the next Contract Year.

WITHDRAWAL BENEFIT BASE CALCULATION

We calculate the Withdrawal Benefit Bases on the rider effective date and on each Contract Anniversary this rider is in force. If the Contract Date and the rider effective date are the same, each Withdrawal
Benefit Base equals premium payments made on that date. If the Contract Date and the rider effective date are different, each Withdrawal Benefit Base equals the contract accumulated value on the rider effective date. Additional premium payments made during any Contract Year plus any applicable GMWB
Bonus will increase the Withdrawal Benefit Bases on the next Contract Anniversary.

Withdrawals during a Contract Year that are less than or equal to a Withdrawal Benefit Payment will not decrease the applicable Withdrawal Benefit Base. Excess Withdrawals will reduce the applicable
Withdrawal Benefit Base in an amount equal to the greater of:

1 . the Excess Withdrawals; and

2 . the result of (a. divided by b.), multiplied by c., where:

a. is the amount withdrawn in excess of the Withdrawal Benefit Payment remaining	prior to the Withdrawal;

b. is the contract accumulated value after the Withdrawal Benefit Payment is deducted,	but prior to the Excess Withdrawal; and
c. is the Withdrawal Benefit Base prior to the adjustment for the Excess Withdrawal.

Note: The Withdrawal Benefit Base cannot be withdrawn in a lump sum and is not payable as a death benefit.

REMAINING WITHDRAWAL BENEFIT BASE CALCULATION

We calculate the Remaining Withdrawal Benefit Bases on the rider effective date and on each day that any additional premium payment or Withdrawal is taken. If the Contract Date and the rider effective date are the same, each Remaining Withdrawal Benefit Base equals premium payments made on that date. If the Contract Date and the rider effective date are different, each Remaining Withdrawal Benefit Base equals the contract accumulated value on the rider effective date.

Premium payments increase the Remaining Withdrawal Benefit Bases.

Any Withdrawal during a Contract Year decreases the Remaining Withdrawal Benefit Bases. A
Withdrawal that is not an Excess Withdrawal will be deducted from each Remaining Withdrawal Benefit
Base. Excess Withdrawals will reduce the applicable Remaining Withdrawal Benefit Base in an amount equal to the greater of:

1 . the Excess Withdrawals; and

2 . the result of (a. divided by b.), multiplied by c., where:

a. is the amount withdrawn in excess of the Withdrawal Benefit Payment remaining	prior to the Withdrawal;

b. is the contract accumulated value after the Withdrawal Benefit Payment is deducted,	but prior to the Excess Withdrawal; and

c. is the Remaining Withdrawal Benefit Base after the Withdrawal Benefit Payment is	deducted, but prior to the adjustment for the Excess Withdrawal.

Note: The Remaining Withdrawal Benefit Base cannot be withdrawn in a lump sum and is not payable as a death benefit.

GMWB BONUS

We may credit a GMWB Bonus to the Withdrawal Benefit Bases, provided that You have not taken a
Withdrawal in any preceding Contract Year during the life of this rider. The GMWB Bonus, if any, is shown on the Data Page.

Note: The GMWB Bonus is used only for purposes of calculating the Withdrawal Benefit Bases. It is not included in either Your contract accumulated value or the Remaining Withdrawal Benefit Bases.

ANNUAL GMWB STEP-UP

On each Contract Anniversary following the rider effective date, You are eligible for an automatic increase
("Step-Up") to the Withdrawal Benefit Bases if the following requirements are satisfied:

1 . the Contract Anniversary occurs before the later of:
a. the Contract Anniversary following the date the oldest Owner attains age 80; or
b. ten years after the rider effective date;

2 . You have not declined any increases in the rider charge; and

3 . You have not fully annuitized Your contract.

On each Contract Anniversary following the rider effective date, You are eligible for a Step-Up to the
Remaining Withdrawal Benefit Bases if the following requirements are satisfied:

1 . the Contract Anniversary occurs before the later of:
a. the Contract Anniversary following the date the oldest Owner attains age 80; or
b. ten years after the rider effective date;

2 . You have not declined any increases in the rider charge;

3 . You have not fully annuitized Your contract; and

4 . the Remaining Withdrawal Benefit Base has not reduced to zero during the life of this rider.

Note: Once a Remaining Withdrawal Benefit Base has reduced to zero, You are no longer eligible for any future Step-Ups of that Remaining Withdrawal Benefit Base, even if You make additional premium payments.

So long as You remain eligible for the Step-Up feature of this rider, You will be charged the then current rider charge as described in RIDER CHARGE. You may avoid an increase in Your rider charge by declining the rider charge increase before the rider charge increase becomes effective. If You decline the increased charge, You are no longer eligible for the Step-Up feature. The feature may not be added later and You will not receive future Step-Ups.

On each Contract Anniversary following the rider effective date, We will compare the contract accumulated value on the Contract Anniversary to the applicable Withdrawal Benefit Base. If the contract accumulated value is greater than the:

1 . For Life Withdrawal Benefit Base, We will:
a. Step-Up the For Life Withdrawal Benefit Base to the contract accumulated value if You are eligible for that Step-Up.
b. Step-Up the For Life Remaining Withdrawal Benefit Base to the contract accumulated value if You are eligible for that Step-Up.
2 . Investment Back Withdrawal Benefit Base, We will:
a. Step-Up the Investment Back Withdrawal Benefit Base to the contract accumulated value if You are eligible for that Step-Up.
b. Step-Up the Investment Back Remaining Withdrawal Benefit Base to the contract accumulated value if You are eligible for that Step-Up.

EFFECT OF EXCESS WITHDRAWALS ON RIDER BENEFITS

Any Withdrawal, or portion thereof, when aggregated with all prior Withdrawals during that Contract Year, that exceeds the applicable Withdrawal Benefit Payment is an Excess Withdrawal. For example, the Investment Back withdrawal option permits larger payment to You than the For Life withdrawal option. As a result, if You take a Withdrawal in an amount permitted under the Investment Back withdrawal option, that Withdrawal will be an Excess Withdrawal to the extent it exceeds the applicable For Life Withdrawal Benefit Payment. In addition, all Withdrawals taken prior to the Contract Anniversary following the date the oldest Owner attains age 59 1/2 are treated as Excess Withdrawals when calculating the For Life withdrawal option.

Excess Withdrawals under a withdrawal option will reduce the applicable Withdrawal Benefit Base and Remaining Withdrawal Benefit Base. This reduction may be greater than the dollar amount of the Excess Withdrawal when the contract accumulated value is less than each of the applicable
Withdrawal Benefit Bases and Remaining Withdrawal Benefit Bases. For a description of how
Excess Withdrawals impact the Withdrawal Benefit Bases and Remaining Withdrawal Benefit Bases, see
WITHDRAWAL BENEFIT BASE CALCULATION and REMAINING WITHDRAWAL BENEFIT BASE
CALCULATION. For a description of how Excess Withdrawals impact the GMWB Death Benefit, see
RIDER BENEFITS AT DEATH.

REQUIRED MINIMUM DISTRIBUTIONS (RMD)

Tax-qualified contracts are subject to certain federal tax rules requiring that RMD be taken on a calendar year basis (as opposed to a contract year basis), usually beginning after age 70½.

If You are eligible for and enroll in our RMD Program for GMWB, as discussed below, a Withdrawal taken to satisfy RMD for the contract (an "RMD amount") that exceeds the applicable Withdrawal Benefit
Payment for that Contract Year will not be deemed an Excess Withdrawal.

RMD Program: Eligibility in the RMD Program for GMWB is determined by satisfaction of the following requirements:

1 . the amount required to be distributed each calendar year for purposes of satisfying the RMD rules of the Internal Revenue Code is based only on this contract (the "RMD amount"); and

2 . You have elected scheduled Withdrawal Payments available under the RMD Program.

Note: Although enrollment in the RMD Program for GMWB does not prevent You from taking an unscheduled Withdrawal, an unscheduled Withdrawal will cause You to lose the RMD Program protections for the remainder of the Contract Year. This means that any Withdrawals (scheduled or unscheduled) during the remainder of the Contract Year that exceed applicable Withdrawal
Benefit Payments will be treated as Excess Withdrawals, even if the purpose is to take the RMD amount. You will automatically be re-enrolled in the RMD Program for GMWB on Your next
Contract Anniversary.

We reserve the right to modify or eliminate the RMD Program for GMWB; for example, if there is a change to the Internal Revenue Code or Internal Revenue Service rules or interpretations relating to
RMD, including the issuance of relevant IRS guidance. We will send You at least 30 days advance Notice of any change in or elimination of the RMD Program for GMWB. Any modifications or elimination of the
RMD Program for GMWB will take effect after Notice. If We exercise Our right to modify or eliminate the
RMD Program for GMWB, then any scheduled or unscheduled Withdrawal in excess of a Withdrawal
Benefit Payment after the effective date of the program's modification or elimination will be deemed an
Excess Withdrawal.

RIDER CHARGE

There is an additional charge for this rider. The rider charge is computed quarterly based on the
Investment Back Withdrawal Benefit Base and is deducted from Your contract accumulated value at the end of each calendar quarter. The rider charge is deducted through the redemption of units from Your
Separate Account Division(s) accumulated value and/or withdrawal from Your Fixed Account(s) Value in the same proportion as the surrender allocation percentages. If the surrender allocation percentages include the Fixed Account(s), We will not deduct charges from the Fixed Account(s) that reduce the credited interest amount below the guaranteed minimum interest amount. Any rider charges We cannot deduct from the Fixed Account(s) are pro-rated among Your remaining Separate Account Division(s) included in the surrender allocation percentages. If this rider is issued after the beginning of a calendar quarter, We will pro-rate the rider charge to reflect the number of days the rider is in effect during the calendar quarter.

The initial rider charge is shown on the Data Page. We may increase the rider charge, but We guarantee that the increased charge will not exceed the maximum rider charge shown on the Data Page. Rider charge increases, if any, will automatically apply unless We receive Notice from You declining the increase prior to the effective date of the rider charge increase.

Note: If You decline an increase in the rider charge, You will no longer be eligible for future Step-Ups and
Your current rider charge will remain in effect for the remaining life of this rider.

If this rider is terminated, We will pro-rate the rider charge to reflect the number of days that this rider was in effect during the calendar quarter. There will be no further deductions for the rider charge.

INVESTMENT OPTION RESTRICTIONS

While this rider is in effect, the Investment Options You may select are limited to the allocation models and/or Divisions that We designate ("GMWB Investment Options"). We may modify the GMWB

Investment Options available with this rider from time to time.

You may select only one GMWB Investment Option at a time and additional premiums will be applied in the same proportion as Your current premium payment allocations. You may transfer from one GMWB
Investment Option to another by providing Us Notice.

If You select a GMWB Investment Option which is an allocation model:

1. Your allocation percentages must match the percentages of the model You have selected; and

2. You direct us to automatically rebalance Your contract accumulated value on each calendar quarter to match Your selected model.

The Owner will be notified in writing at least 30 days (or longer if required by state and/or federal regulatory authorities) prior to any change in Investment Option restrictions.

MAXIMUM TOTAL PREMIUM CONTRIBUTIONS

The Maximum Total Premium Contributions You may make during the lifetime of the contract are shown on the Data Page. We reserve the right to treat all deferred variable annuity contracts issued by Us to You and/or Your Spouse with a guaranteed minimum withdrawal benefit rider attached as one contract for purposes of determining the Maximum Total Premium Contributions. We reserve the right to limit additional premium payments while this rider is in force.

ADDITIONAL PREMIUM PAYMENTS

Before Your contract accumulated value is reduced to zero, You may make additional premium payments, subject to the limitations described below. We will not accept additional premium payments once the contract accumulated value becomes zero.

While this rider is in effect, We may limit or not accept additional premium payments if We determine that, as a result of the timing and amounts of Your additional premium payments and Withdrawals, a limitation is necessary for Us to manage the financial risks in providing the GMWB. We also reserve the right to limit or not accept additional premium payments if We are not then offering this benefit for new contracts, or if We are offering a modified version of this benefit for new contracts. We will exercise such reservation of right for all annuity Owners in the same class, in a non-discriminatory manner.

EFFECT OF REACHING THE MAXIMUM ANNUITIZATION DATE

On or before the maximum Annuitization Date, You must elect one of the contract or GMWB rider payment options described below.

1 . Contract payment options:
a. payments resulting from applying the contract accumulated value to an annuity benefit payment option, or
b. payment of the contract accumulated value as a single payment.

2 . GMWB rider payment options:

a. You may elect the Investment Back withdrawal option and receive fixed scheduled	payments each Contract Year in the amount of the Investment Back Withdrawal Benefit Payment, until the Investment Back Remaining Withdrawal Benefit Base is zero.

b. You may elect the For Life withdrawal option and receive fixed scheduled payments	each Contract Year in the amount of the For Life Withdrawal Benefit Payment, until the later of

        i. the date the For Life Remaining Withdrawal Benefit Base is zero; or
        ii. the date of death of the last Covered Life.

If there is any Remaining Withdrawal Benefit Base at the time of Your death (death of the first Annuitant to die if the Owner is not a natural person), We will continue payments as described in RIDER BENEFITS
AT DEATH.

We will send You written Notice at least 30 days prior to the maximum Annuitization Date and ask You to select one of the available payment options listed above. If We have not received Your election as of the maximum Annuitization Date, We will automatically apply Your contract accumulated value to an annuity benefit payment option as described in the contract.

RIDER BENEFITS AT DEATH

While this rider is active, the GMWB Death Benefit replaces any other death benefit under the contract. The GMWB Death Benefit terminates when this rider terminates.

If You die when the contract accumulated value is greater than zero:

1 . If You are the only Owner, upon Your death, Your primary beneficiary may elect one of the following:
a. receive the GMWB Death Benefit as set forth below;

b. receive the Investment Back Remaining Withdrawal Benefit Base as a series of	payments in an amount and frequency acceptable to Us; or

c. if the primary beneficiary is Your Spouse, Your Spouse may continue the contract with	or without this rider as set forth in SPOUSAL CONTINUATION.

2 . If there are Joint Owners, upon the death of the first Joint Owner to die, the surviving JointOwner may elect one of the following:
    a. receive the GMWB Death Benefit as set forth below;
    b. receive the Investment Back Remaining Withdrawal Benefit Base as a series of             payments in an amount and frequency acceptable to Us; or
    c. if the surviving Joint Owner is Your Spouse, Your Spouse may continue the contract             with or without this rider as set forth in SPOUSAL CONTINUATION.

The GMWB Death Benefit is equal to the greatest of:

1 . the contract accumulated value as of the Valuation Date on which We receive the proof of death and all required documents;

2 . the total premium payments minus each Withdrawal taken on or before the Valuation Date on which We receive the proof of death and all required documents;

3 . the contract accumulated value that was in effect on any prior Contract Anniversary that is divisible equally by 7, plus any premium payments made after that Contract Anniversary minus     each Withdrawal taken after that Contract Anniversary.

NOTE: For 2. and 3. above, a Withdrawal that is not a "For Life" Excess Withdrawal will reduce the
GMWB Death Benefit by the amount of the Withdrawal. Then, each "For Life" Excess Withdrawal will proportionately reduce the GMWB Death Benefit by the ratio of the "For Life" Excess Withdrawal taken to the contract accumulated value immediately prior to the "For Life" Excess Withdrawal.

If You die after the contract accumulated value has reduced to zero:

1 . If You are the only Owner, upon Your death, We will pay Your primary beneficiary:

a. any For Life Remaining Withdrawal Benefit Base as a series of payments, If You	elected the For Life withdrawal option as provided in EFFECT ON RIDER BENEFITS IF CONTRACT ACCUMULATED VALUE IS ZERO.

b. any Investment Back Remaining Withdrawal Benefit Base as a series of payments, If	You elected the Investment Back withdrawal option as provided in EFFECT ON RIDER BENEFITS IF CONTRACT ACCUMULATED VALUE IS ZERO.

2 . If there are Joint Owners, upon the death of the first Joint Owner to die, We will pay the surviving Joint Owner:
a. any For Life Remaining Withdrawal Benefit Base as a series of payments, If You elected the For Life withdrawal option as provided in EFFECT ON RIDER BENEFITS IF             CONTRACT ACCUMULATED VALUE IS ZERO.
b. any Investment Back Remaining Withdrawal Benefit Base as a series of payments, If You elected the Investment Back withdrawal option as provided in EFFECT ON RIDER
        BENEFITS IF CONTRACT ACCUMULATED VALUE IS ZERO.

SPOUSAL CONTINUATION

If You die while this rider is attached to Your contract, Your Spouse can NOT continue the contract with this rider if any of the following apply:

1 . The contract accumulated value is zero.
2 . The contract and this rider have been previously continued.
3 . You were the sole Owner and Your Spouse is not a primary beneficiary.
4 . There were Joint Owners and Your Spouse is not the surviving Joint Owner.

5 . Your Spouse does not meet the minimum age requirement of Our rider eligibility guidelines	on the date of the continuation election.
6 . Withdrawals have been taken and You locked in "Single Life" For Life Withdrawal Benefit
    Payments. As explained in FOR LIFE WITHDRAWAL OPTION - "SINGLE LIFE" AND "JOINT
    LIFE" WITHDRAWAL BENEFIT PAYMENTS, "Single Life" Withdrawals cease upon the death of the first Owner to die.
7 . Withdrawals have been taken and You locked in "Joint Life" For Life Withdrawal Benefit
     Payments and Your Spouse is not an eligible Covered Life. As explained in COVERED LIFE
    CHANGE, after "Joint Life" Withdrawals have been taken, no one, including Your Spouse, may become a new Covered Life.
Note: Although spousal continuation may be available under the contract for a subsequent Spouse, this rider may only be continued once.
Note: If Your Spouse is not eligible to continue this rider, or elects not to continue this rider, this rider and all rights, benefits and charges under the rider will terminate.

If none of the statements above apply and Your Spouse elects to continue the contract with the rider:
If Withdrawals have not been taken:
1 . For Life Withdrawal Benefit Payments will be calculated as "Single Life".
2 . You will be removed as a Covered Life and Your Spouse will be the sole Covered Life.
3 . Your Spouse can NOT add a new Covered Life or elect "Joint Life" For Life Withdrawal Benefit
     Payments.
4 . The For Life Withdrawal Benefit Payment percentage will be based on Your Spouse's age and
     will lock in at the "Single Life" percentage applicable on the date of Your Spouse's first     Withdrawal.
5 . For Life Withdrawal Benefit Payments will continue to be available until the death of Your Spouse.
6 . The Investment Back withdrawal option will continue to be available until the Investment Back Remaining Withdrawal benefit base is zero.

7 . All other provisions of this rider will continue as in effect on the date of Your death.

If Withdrawals have been taken and You have locked in "Single Life" Withdrawal Benefit Payments:
1 . The For Life withdrawal option terminates upon Your death and is not available to Your Spouse. You will be removed as a Covered Life and Your Spouse is not an eligible Covered Life.
2 . The Investment Back withdrawal option will continue to be available until the Investment Back Remaining Withdrawal benefit base is zero.
3 . All other provisions of this rider will continue as in effect on the date of Your death.

If Withdrawals have been taken and You have locked in "Joint Life" Withdrawal Benefit Payments:

1 . If Your Spouse is an eligible Covered Life:
        a. The For Life Withdrawal Benefit Payment percentage will continue to be based on the         original Covered Lives.
        b. Your Spouse can NOT add a new Covered Life.
        c. For Life Withdrawal Benefit Payments will continue to be available until the death of Your Spouse.
        d. The Investment Back withdrawal option will continue to be available until the                 Investment Back Remaining Withdrawal benefit base is zero.

2 . If Your Spouse is not an eligible Covered Life:
     a. The For Life withdrawal option terminates upon Your death and is not available to             Your Spouse. You will be removed as a Covered Life and Your Spouse is not an eligible Covered Life.
    b. The Investment Back withdrawal option will continue to be available until the                 Investment Back Remaining Withdrawal benefit base is zero.

3 . All other provisions of this rider will continue as in effect on the date of Your death.

WITHDRAWAL BENEFIT BASE CALCULATION

Any ownership, beneficiary designation or other contract or rider change before the Annuitization Date which would cause a change in the Covered Life (a "Change") will result in termination of this rider, except for the following permissible Changes.

1 . Spousal continuation of this rider as described above in SPOUSAL CONTINUATION.

2 . If Withdrawals have not been taken and You have not previously elected to continue this rider as provided in SPOUSAL CONTINUATION:
         a. You may add a Joint Owner or primary beneficiary as a Covered Life, provided that             the new Joint Owner or primary beneficiary is an eligible Covered Life as set forth in FOR LIFE WITHDRAWAL OPTION - "SINGLE LIFE" AND "JOINT LIFE" WITHDRAWAL BENEFIT PAYMENTS.
        b. You may remove a Joint Owner or primary beneficiary as a Covered Life.
         c. The Withdrawal Benefit Payment percentage will be calculated based on the age of             the Covered Lives and will lock in at the percentage applicable on the date of Your first
        Withdrawal.

3 . If Withdrawals have been taken and You have locked in "Single Life" For Life Withdrawal     Benefit Payments:
    a. You may remove a Joint Owner as a Covered Life and For Life Withdrawal Benefit             Payments will cease upon Your death.
     b. You may add a primary beneficiary to Your contract; however, You may not add a             primary beneficiary as a Covered Life for purposes of this rider.

    c. The Withdrawal Benefit Payment percentage will remain locked at the percentage             applicable on the date of Your first Withdrawal and will not be reset to reflect the removal of the Covered Life.

4 . If Withdrawals have been taken and You have locked in "Joint Life" For Life Withdrawal Benefit Payments:
    a. You may remove a Joint Owner or primary beneficiary as a Covered Life and For Life
        Withdrawal Benefit Payments will cease upon Your death.
    b. You may add a primary beneficiary to Your contract; however, You may not add a             primary beneficiary as a Covered Life for purposes of this rider.
    c. The For Life Withdrawal Benefit Payment percentage will remain locked at the             percentage applicable on the date of Your first Withdrawal and will not be reset to reflect the removal of the Covered Life.

5 . If You have previously elected to continue the Rider as provided in SPOUSAL CONTINUATION,
You may add a primary beneficiary to Your contract; however, You may not add a primary beneficiary as a Covered Life for purposes of this rider.

No Change is effective until approved by Us in writing. Upon Our approval, the Change is effective as of the date You signed the Notice requesting the Change.

An assignment of the contract or this rider shall be deemed a request for a Change. If the Change is not one of the above permissible Changes, this rider will be terminated as of the date of the assignment.

EFFECT OF DIVORCE ON THE RIDER

Generally, in the event of a divorce, the Spouse who retains ownership of the contract will continue to be entitled to all rights and benefits of this rider while the former Spouse will no longer have any such rights or be entitled to any benefits under this rider. If You take a Withdrawal to satisfy a court order to pay a portion of the contract to Your former Spouse, any portion of such Withdrawal that exceeds the available Withdrawal Benefit Payments shall be an Excess Withdrawal under this rider.

TERMINATION

You may terminate this rider anytime after this rider has been in force for five full Contract Years.

We will terminate this rider when any of the following occurs:

1 . the contract terminates;

2 . You fully annuitize the contract;

3 . the Investment Back Remaining Withdrawal Benefit Base is zero and the For Life Withdrawal
     Benefit Base is zero;

4 . the Investment Back Remaining Withdrawal Benefit Base is zero and there are no eligible
     Covered Lives; or

5 . there is a Change of Covered Life or Owner, except as permitted in COVERED LIFE CHANGE;
or

6 . Your surviving Spouse continues the contract without this rider.

REINSTATEMENT

If this rider terminates for any reason other than Your full surrender of Your contract, this rider may not be reinstated.

If You surrender Your contract with this rider attached and the contract is later reinstated, this rider also must be reinstated. If the contract and rider are reinstated, this rider will be reinstated as of the date of the termination. At the time this rider is reinstated, We will deduct rider charges scheduled during the period of termination and make any other adjustments necessary to reflect any changes in the amount reinstated and the contract accumulated value as of the date of termination.